Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders

Nuveen Multi-Strategy Income and Growth Fund formerly known as Nuveen Preferred and Convertible Income Fund
333- 102903
811-21293

An annual meeting of shareholders was held in the offices of Nuveen Investments on October 12, 2007, at this meeting shareholders were asked to vote on a new Investment Management Agreement and new sub-advisory agreements, and to ratify the selection of Ernst and Young LLP as the funds independent registered public accounting firm.

Voting results for the new investment management agreement and the new sub-advisory agreements are as follows:

To approve a new
 investment
management
agreement

 Common and
Preferred shares voting
 together as a class

   For

                     47,278,778

   Against

                       3,234,142

   Abstain

                       1,754,236

   Broker Non-Votes

                     15,705,917

      Total

                     67,973,073




To approve a new
 sub-advisory
agreement between
Nuveen Asset
Management and
Spectrum Asset
Management, Inc.



   For

                     46,947,098
   Against

                       3,371,633

   Abstain

                       1,948,426

   Broker Non-Votes

                     15,705,916

      Total

                     67,973,073



To approve a new
sub-advisory
agreement between
 Nuveen Asset
Management and
Symphony Asset
Management LLC


   For

                     46,859,523

   Against

                       3,430,627

   Abstain

                       1,977,007

   Broker Non-Votes

                     15,705,916

      Total

                     67,973,073




To approve a new
sub-advisory
agreement between
Nuveen Asset
Management and

Tradewinds Global
Investors, LLC



   For

                     46,914,640

   Against

                       3,360,202

   Abstain

                       1,992,315

   Broker Non-Votes

                     15,705,916

      Total

                     67,973,073


Proxy materials are herein incorporated by reference to the SEC filing on August 27, 2007, under Conformed Submission Type DEF 14A, accession number 0000950137-07- 013084.